Exhibit 4.1

EQT CORPORATION

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 15, 2009

to

INDENTURE

Dated as of March 18, 2008

8.125% Senior Notes due 2019

TABLE OF CONTENTS

		Page
ARTICLE 1.

DEFINITIONS

Section 1.1.	Definition of Terms	2

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

Section 2.1.	Designation and Principal Amount	3
Section 2.2.	Maturity	3
Section 2.3.	Further Issues	4
Section 2.4.	Form of Payment	4
Section 2.5.	Global Securities	4
Section 2.6.	Interest	4
Section 2.7.	Authorized Denominations	4
Section 2.8.	Redemption	4
Section 2.9.	Limitation on Liens	4
Section 2.10.	Limitation on Sale and Leaseback Transactions	6
Section 2.11.	Merger, Consolidation and Sale of Assets	7
Section 2.12.	Events of Default	8
Section 2.13.	Appointment of Agents	9
Section 2.14.	Defeasance upon Deposit of Moneys or U.S. Government Obligations	9

ARTICLE 3.

FORM OF NOTES

Section 3.1.	Form of Senior Notes	9

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.	Original Issue of Senior Notes	9

ARTICLE 5.

MISCELLANEOUS

Section 5.1.	Ratification of Indenture	10
Section 5.2.	Trustee Not Responsible for Recitals	10
Section 5.3.	Governing Law	10

i

Section 5.4.	Separability	10
Section 5.5.	Counterparts	10

EXHIBIT A – Form of Senior Notes		A-1
EXHIBIT B – Form of Senior Notes		B-1

ii

THIRD SUPPLEMENTAL INDENTURE, dated as of May 15, 2009 (this “Third Supplemental Indenture”), between EQT Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222 (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company, as successor, and the Trustee executed and delivered the indenture, dated as of March 18, 2008 (the “Base Indenture”, as supplemented by a First Supplemental Indenture, dated as of March 18, 2008, a Second Supplemental Indenture, dated as of June 30, 2008, and, together with this Third Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its notes under the Base Indenture to be known as its “8.125% Senior Notes due 2019” (the “Senior Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Third Supplemental Indenture;

WHEREAS, the Board of Directors of the Company pursuant to resolutions duly adopted on April 23, 2008 and February 18, 2009, have duly authorized the issuance of the Senior Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Third Supplemental Indenture is being entered into pursuant to the provisions of Section 14.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Senior Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1.      Definition of Terms.  Unless the context otherwise requires:

(a)        each term defined in the Base Indenture has the same meaning when used in this Third Supplemental Indenture;

(b)        the singular includes the plural and vice versa; and

(c)        headings are for convenience of reference only and do not affect interpretation.

(d)        a reference to a Section or Article is to a Section or Article of this Third Supplemental Indenture unless otherwise indicated.

(e)        The following terms have the meanings given to them in this Section 1.1(e):

(i)         “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

(ii)        “Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves) after deducting therefrom (x) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (y) all current liabilities except for current maturities of long-term debt, current maturities of capitalized lease obligations, indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent audited consolidated balance sheet of the Company, but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower and deferred income taxes which are classified as current liabilities, all as reflected in the audited consolidated balance sheet contained in the Company’s most recent annual report to its shareholders under Rule 14a-3 of the Exchange Act, prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

(iii)       “Debt” means indebtedness for borrowed money.

(iv)       “DTC” shall have the meaning assigned to it in Section 2.5.

(v)        “Event of Default” shall have the meaning assigned to it in Section 2.12.

(vi)       “Incurrence Time” shall have the meaning assigned to it in Section 2.9(b).

(vii)      “Lien” means any mortgage, pledge, security interest or lien.

(viii)      “Principal Property” means any manufacturing plant or production, transportation or marketing facility or other similar facility located within the United States (other than its territories and possessions) and owned by, or leased to, the Company or any Restricted Subsidiary, the book value of the real property, plant and equipment of which (as shown, without deduction of any depreciation reserves, on the books of the owner or owners) is not less than 1.5% of Consolidated Net Tangible Assets as of the date on which such facility is acquired or a leasehold interest therein is acquired.

(ix)       “Restricted Subsidiary” means any Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States (other than its territories and possessions) which shall at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, own or be a lessee of a Principal Property.

(x)        “Sale and Leaseback Transaction” shall have the meaning assigned to it in Section 2.10.

(xi)       “Subsidiary” means, with respect to the Company, a corporation of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of its directors is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

ARTICLE 2.

GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

Section 2.1.      Designation and Principal Amount.  There is hereby authorized and established a new series of Securities under the Base Indenture, designated as the “8.125% Senior Notes due 2019”, which is not limited in aggregate principal amount.  The initial aggregate principal amount of the Senior Notes to be issued under this Third Supplemental Indenture shall be limited to $700,000,000.  Any additional amounts of such series to be issued shall be set forth in a Company Order.

Section 2.2.      Maturity.  The stated maturity of principal for the Senior Notes will be June 1, 2019.

Section 2.3.      Further Issues.  The Company may from time to time, without the consent of the Holders of the Senior Notes, issue additional notes of such series.  Any such additional notes will have the same ranking, interest rate, maturity date and other terms as the Senior Notes.  Any such additional notes, together with the Senior Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 2.4.      Form of Payment.  Principal of, premium, if any, and interest on the Senior Notes shall be payable in U.S. dollars.

Section 2.5.      Global Securities.  Upon the original issuance, the Senior Notes will be represented by one or more Global Securities.  The Company will issue the Senior Notes in denominations of $2,000 and in integral multiples of $1,000 in excess thereof and will deposit the Global Securities with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and register the Global Securities in the name of DTC or its nominee.

Section 2.6.      Interest.  The Senior Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from May 15, 2009 at the rate of 8.125% per annum, payable semiannually in arrears; interest payable on each interest payment date will include interest accrued from May 15, 2009, or from the most recent interest payment date to which interest has been paid or duly provided for; the interest payment dates on which such interest shall be payable are June 1 and December 1, commencing on December 1, 2009; and the record date for the interest payable on any interest payment date is the close of business on May 15 or November 15, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7.      Authorized Denominations.  The Senior Notes shall be issuable in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Section 2.8.      Redemption.  The Senior Notes are subject to redemption at the option of the Company as set forth in the forms of Senior Note attached hereto as Exhibit A and Exhibit B.

Section 2.9.      Limitation on Liens.

(a)        Except as otherwise provided in clauses (i) through (ix) below or in subsection (b) of this section, the Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of stock or Debt issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without in any such case effectively providing that the Senior Notes together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Senior Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such Debt shall be so secured; provided, however, that nothing in this Section 2.9 shall prevent, restrict or apply to (and there shall be excluded from secured Debt in any computation under this Section 2.9) Debt secured by:

(i)         Liens on property of, or shares of stock or Debt issued by, any Subsidiary existing at the time such Subsidiary becomes a Restricted Subsidiary; provided, that such Lien shall not have been incurred in connection with the transfer by the Company or a Restricted Subsidiary of a Principal Property to such Subsidiary unless the Company, within 180 days of the effective date of such transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the fair value, as determined by the Board of Directors, of such Principal Property at the time of such transfer, to the retirement of Senior Notes or other Debt of the Company (other than Debt subordinated to the Senior Notes), or Debt of any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary), having a stated maturity (x) more than 12 months from the date of such application or (y) which is extendable at the option of the obligor thereon to a date more than 12 months from the date of such application;

(ii)        Liens on any property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property, shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(iii)       Liens on any property to secure all or any part of the cost of development, construction, alteration, repair or improvement of all or any portion of such property, or to secure Debt incurred prior to, at the time of, or within 180 days after, the completion of such development, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

(iv)       Liens which secure Debt owed by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary so long as the Debt is held by the Company or a Restricted Subsidiary;

(v)        Liens securing indebtedness of a corporation or other Person which becomes a successor of the Company in accordance with the provisions of Section 6.04 of the Base Indenture and Section 2.11 hereof other than Debt incurred by such corporation or other Person in connection with a consolidation, merger or sale of assets in accordance with Section 6.04 of the Base Indenture and Section 2.11 hereof;

(vi)       Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction, alteration, repair or improvement of the property subject to such Liens (including but not limited to Liens incurred in connection with pollution control, industrial revenue or similar financing), or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose;

(vii)      Liens securing Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Subsidiary, including any interest of the character commonly referred to as a “production payment”;

(viii)      Liens created or assumed by a Subsidiary on oil, gas, coal or other mineral property, owned or leased by a Subsidiary, to secure Debt of such Subsidiary for the purpose of developing such property, including any interest of the character commonly referred to as a “production payment”; provided, however, that neither the Company nor any Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereof; and

(ix)       any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (viii), inclusive, or of any Debt secured thereby; provided, that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements and construction on such property) and shall secure no larger amount of Debt than that which had been so secured at the time of such extension, renewal or replacement and, in the case of clause (iv), that the Debt being secured thereby is being secured for the same type of Person as the Debt being replaced.

(b)        Notwithstanding the foregoing provisions of this Section 2.9, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the “Incurrence Time”) the aggregate amount of such Debt plus all other Debt of the Company and its Restricted Subsidiaries secured by Liens which would otherwise be subject to the foregoing restrictions after giving effect to the retirement of any Debt which is currently being retired (not including Debt permitted to be secured under clauses (i) through (ix) above), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by subsections (a) and (b) of Section 2.10) entered into after the date of this Third Supplemental Indenture and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with subsection (c) of Section 2.10), does not exceed 10% of Consolidated Net Tangible Assets.

Section 2.10.    Limitation on Sale and Leaseback Transactions.  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement after May 15, 2009 with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing as lessee by the Company or a Restricted Subsidiary of any Principal Property (except a lease for a term not to exceed three years by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued and a lease which secures or relates to industrial revenue or pollution control bonds or similar financing), which was or is owned by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or a Restricted Subsidiary to such Person, more than 180 days after the completion of construction and commencement of full operation of such property by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein called a “Sale and Leaseback Transaction”) unless:

(a)        the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled pursuant to clauses (i) through (ix) of subsection (a) of Section 2.9, without equally and ratably securing the Senior Notes, to issue, assume or guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction; or

(b)        the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of this Third Supplemental Indenture (other than such Sale and Leaseback Transactions as are permitted by subsection (a) or (c) of this Section 2.10), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (not including any such Debt secured by Liens described in clauses (i) through (ix) of subsection (a) of Section 2.9) which do not equally and ratably secure the Senior Notes, would not exceed 10% of Consolidated Net Tangible Assets; or

(c)        the Company, within 180 days after any such sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value, as determined by the Board of Directors, of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction to the retirement of Senior Notes or other Debt of the Company (other than Debt subordinated to the Senior Notes), or Debt of any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary), having a stated maturity (i) more than 12 months from the date of such application or (ii) which is extendable at the option of the obligor thereon to a date more than 12 months from the date of such application; provided, that the amount to be so applied shall be reduced by (x) the principal amount of Senior Notes delivered to the Trustee for retirement and cancellation within 180 days after such sale or transfer, and (y) the principal amount of any such Debt of the Company or a Restricted Subsidiary other than Senior Notes voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer.  Notwithstanding the foregoing, no retirement referred to in this subdivision (c) may be effected by payment at Maturity.

Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee’s obligation thereunder.

Section 2.11.    Merger, Consolidation and Sale of Assets. In addition to the covenants provided in Section 6.04 of the Base Indenture, the Company will not consolidate or merge with or into any other entity, or sell other than for cash or lease its assets substantially as an entirety to another entity, or purchase the assets of another entity substantially as an entirety, if, as a result of any such consolidation, merger, sale, lease or purchase, properties or assets of the Company would become subject to a lien which would not be permitted by the Indenture, unless the Company or such successor Person, as the case may be, takes such steps as are necessary to effectively secure the Senior Notes equally and ratably with (or prior to) all indebtedness secured thereby.

Section 2.12.    Events of Default.  The term “Event of Default” with respect to the Senior Notes shall mean

(a)     the failure of the Company to pay any installment of interest on the Senior Notes when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;

(b)     the failure of the Company to pay the principal of (and premium, if any, on) the Senior Notes, when and as the same shall become payable, whether at maturity or by call for redemption;

(c)     the failure of the Company, subject to the provisions of Section 6.06 of the Base Indenture, to perform any covenants or agreements contained in the Indenture (other than a covenant or agreement which has been expressly included in the Indenture solely for the benefit of a series of Securities other than the Senior Notes and other than a covenant or agreement a default in the performance of which is specifically addressed elsewhere in this Section 2.12), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Senior Notes then Outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(d)     default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary in an aggregate principal amount in excess of $100,000,000 whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, which continues for a period of 30 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Senior Notes then Outstanding, specifying such default, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(e)     the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of substantially all the property of the Company or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(f)      the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or of substantially all the property of the Company or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any action;

provided, however, that no event described in clause (c) or (d) above shall constitute an Event of Default hereunder until a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or until a written notice of any such event is received by the Trustee at the Corporate Trust Office, and such notice refers to the facts underlying such event, the Senior Notes generally, the Company and the Indenture.

Section 2.13.    Appointment of Agents.  The Trustee will initially be the Security Registrar and Paying Agent for the Senior Notes.

Section 2.14.    Defeasance upon Deposit of Moneys or U.S. Government Obligations.  At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Senior Notes on the first day after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.04 of the Base Indenture and Sections 2.9, 2.10 and 2.11 with respect to the Senior Notes at any time after the applicable conditions set forth in Section 12.03 have been satisfied.

ARTICLE 3.

FORM OF NOTES

Section 3.1.      Form of Senior Notes.  The Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A and Exhibit B hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.      Original Issue of Senior Notes.  The Senior Notes may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Senior Notes as in such Company order provided.

ARTICLE 5.

MISCELLANEOUS

Section 5.1.      Ratification of Indenture.  The Base Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Third Supplemental Indenture apply solely with respect to the Senior Notes.

Section 5.2.      Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

Section 5.3.      Governing Law.  This Third Supplemental Indenture and each Senior Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

Section 5.4.      Separability.  In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5.      Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

EQT CORPORATION

By:		/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief
Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:		/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 26884LAA7

EQT CORPORATION
8.125% SENIOR NOTES DUE 2019

No. R-1	$500,000,000
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest.  EQT Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of 500 million dollars ($500,000,000), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 1, 2019 and to pay interest thereon from May 15, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing December 1, 2009 at the rate of 8.125% per annum, until the principal hereof is paid or made available for payment.

Method of Payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 15 or November 15, as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication.  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 15, 2009

EQT CORPORATION

By:
	Name:	Philip P. Conti
	Title:	Senior Vice President and
Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture.  This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 18, 2008, between EQT Corporation (the “Company”), as successor, and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by a First Supplemental Indenture, dated March 18, 2008, by a Second Supplemental Indenture, dated June 30, 2008, and by a Third Supplemental Indenture, dated May 15, 2009 (as so supplemented, herein called the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $ 700,000,000.

Optional Redemption.  The Securities of this series are subject to redemption at the Company’s option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Rate (as defined below) plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date for the Securities, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(a)        the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(b)        if the Independent Investment Banker is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as specified by the Company, or if these firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and a Primary Treasury Dealer (as defined below) selected by Wachovia Capital Markets, LLC or their affiliates which are primary U.S. government securities dealers (and their respective successors), provided however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed.  Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.  If fewer than all of the notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the Trustee deems fair and appropriate.

Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies.  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants.  The Indenture does not limit unsecured debt of the Company or any of its Subsidiaries.  It does limit certain mortgages, liens and sale-leaseback transactions.  The limitations are subject to a number of important qualifications and exceptions.  Once a year the Company must report to the Trustee on compliance with the limitations.

Denominations, Transfer and Exchange.  The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners.  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous.  The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

[FORM OF FACE OF SECURITY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 26884LAA7

EQT CORPORATION
8.125% SENIOR NOTES DUE 2019

No. R-2	$200,000,000 As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest.  EQT Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of  200 million dollars ($200,000,000), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on June 1, 2019 and to pay interest thereon from May 15, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing December 1, 2009 at the rate of 8.125% per annum, until the principal hereof is paid or made available for payment.

Method of Payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 15 or November 15, as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.  Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication.  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 15, 2009

EQT CORPORATION

By:
	Name:	Philip P. Conti
	Title:	Senior Vice President and
Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture.  This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 18, 2008, between EQT Corporation (the “Company”), as successor, and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by a First Supplemental Indenture, dated March 18, 2008, by a Second Supplemental Indenture, dated June 30, 2008, and by a Third Supplemental Indenture, dated May 15, 2009 (as so supplemented, herein called the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $ 700,000,000.

Optional Redemption.  The Securities of this series are subject to redemption at the Company’s option, at any time and from time to time, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the applicable Treasury Rate (as defined below) plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Rate” means, with respect to any Redemption Date for the Securities, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date:

(c)        the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

(d)        if the Independent Investment Banker is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as specified by the Company, or if these firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and a Primary Treasury Dealer (as defined below) selected by Wachovia Capital Markets, LLC or their affiliates which are primary U.S. government securities dealers (and their respective successors), provided however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed.  Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.  If fewer than all of the notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the Trustee deems fair and appropriate.

Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies.  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants.  The Indenture does not limit unsecured debt of the Company or any of its Subsidiaries.  It does limit certain mortgages, liens and sale-leaseback transactions.  The limitations are subject to a number of important qualifications and exceptions.  Once a year the Company must report to the Trustee on compliance with the limitations.

Denominations, Transfer and Exchange.  The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners.  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous.  The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of said State.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee